UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): March 25, 2003

RIVERWOOD HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11113	58-2205241

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3350 Riverwood Parkway, S.E.
Suite 1400
Atlanta, Georgia 30339
(Address of principal executive offices)
(Zip Code)

(770) 644-3000
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.

     On March 25, 2003, Riverwood Holding, Inc., a Delaware corporation (“Riverwood”), Riverwood Acquisition Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Riverwood (“Merger Sub”) and Graphic Packaging International Corporation, a Colorado corporation (“Graphic”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement and other related transaction documents, Graphic will merge with and into Merger Sub (the “Merger”). Prior to consummation of the Merger, Riverwood will effect a stock split. In connection with the Merger, the shareholders of Graphic will receive one share of Riverwood common stock and associated Riverwood shareholder rights for each share of Graphic common stock and associated Graphic shareholder rights they own immediately prior to the Merger. Upon completion of the transaction, holders of Riverwood common stock will own 57.5% and holders of Graphic common stock will own 42.5% of the common stock of Riverwood. The Merger Agreement has been approved by the respective Boards of Directors of Riverwood and Graphic. Consummation of the Merger is subject to customary closing conditions, including approval by Graphic’s shareholders and regulatory approvals. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. On March 26, 2003, Riverwood and Graphic issued a joint press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     In connection with the execution of the Merger Agreement, Riverwood and certain major shareholders of Graphic entered into a Voting Agreement dated March 25, 2003 (the “Voting Agreement”) pursuant to which the shareholders agreed to vote for the Merger and against any other transaction involving Graphic. In addition, pursuant to the Voting Agreement and as a condition to the effectiveness of the Merger, the holder of the Company’s 10% Series B Convertible Preferred Stock (the “Preferred Stock”) has agreed to convert all of the outstanding shares of the Preferred Stock into Graphic common stock in exchange for a payment of the present fair value of future dividends on the Preferred Stock that would have been payable by Graphic until the Preferred Stock could have been redeemed by Graphic. A copy of the Voting Agreement is attached hereto as Exhibit 2.2.

     The foregoing descriptions are qualified in their entirety by reference to the full text of the exhibits attached hereto.

ITEM 7. EXHIBITS.

(c) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of March 25, 2003, among Riverwood Holding, Inc., Riverwood Acquisition Sub LLC and Graphic Packaging International Corporation.

Exhibit 2.2	Voting Agreement, dated as of March 25, 2003, between Riverwood Holding, Inc. and the persons listed on the signature pages thereof.

Exhibit 99.1	Joint press release of Riverwood Holding, Inc. and Graphic Packaging International Corporation, dated March 26, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERWOOD HOLDING, INC.

(Registrant)

Date: March 27, 2003	By:	/s/ Daniel J. Blount

Name: Daniel J. Blount
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of March 25, 2003, among Riverwood Holding, Inc., Riverwood Acquisition Sub LLC and Graphic Packaging International Corporation.

Exhibit 2.2	Voting Agreement, dated as of March 25, 2003, between Riverwood Holding, Inc. and the persons listed on the signature pages thereof.

Exhibit 99.1	Joint press release of Riverwood Holding, Inc. and Graphic Packaging International Corporation, dated March 26, 2003.